UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

Global Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West West Palm Beach, Florida 33401
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 515-6163

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, effective October 13, 2015, Global Digital Solutions, Inc., (“GDSI”) a New Jersey corporation entered into a Share Purchase and Sale Agreement (the “SPSA”) dated October 8, 2015 with Joao Alberto Bolzan and Jose Carlos Bolzan, both Brazilian residents (collectively, the “Sellers”) and Grupo Rontan Electro Metalurgica, S.A., a limited liability company duly organized and existing under the laws of Federative Republic of Brazil (“Rontan”), pursuant to which the Sellers agreed to sell 100% of the issued and outstanding shares of Rontan (the “Rontan Securities”) to GDSI on the closing date. As disclosed under the SPSA, the closing was subject to specific conditions to closing, which were waivable by GDSI.

GDSI believes that it has satisfied or otherwise waived the conditions to closing and on April 1, 2016 advised the Sellers of its intention to close the SPSA and demanded delivery of the Rontan Securities. The Sellers, however, have notified GDSI that they intend to terminate the SPSA. GDSI believes that the Sellers have no right to terminate the SPSA and that notice of termination by the Sellers was not permitted under the terms of the SPSA. GDSI has engaged U.S. and Brazilian counsel to enforce GDSI’s rights and remedies under the SPSA and applicable law, including, but not limited to injunctive relief, specific performance and damages and repayment of expenses associate with the enforcement of the provisions of the SPSA.

A copy of the SPSA is attached hereto as Exhibit 2.1. The description of certain terms of the SPSA set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the SPSA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Share Purchase and Sale Agreement dated October 8, 2015 and effective October 13, 2015 by and among Global Digital Solutions, Inc., Joao Alberto Bolzan, Jose Carlos Bolzan and Grupo Rontan Electro Metalurgica, S.A. (previously filed under Form 8-K dated October 13, 2015 with the Securities and Exchange Commission on October 19, 2015)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Date: April 8, 2016	By:	/s/ Richard J. Sullivan
Richard J. Sullivan Chief Executive Officer

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